UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 17, 2006

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3775 North First Street

San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 952-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2006, the Board of Directors (the “Board”) of RAE Systems Inc. (the “Company”) increased the annual salary of Mr. Rudy Mui, the Company’s Executive Vice President and Chief Operation Officer, by $25,000 to $195,000. Mr. Mui’s position continues to be “at will” under California law, terminable with or without cause or notice at any time by either Mr. Mui or the Company.

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

As previously reported on a Form 8-K filed April 3, 2006 with the Securities and Exchange Commission, effective at the 2006 annual stockholder meeting held on May 17, 2006, Ms. Susan K. Barnes and Mr. Edward C. Ross retired as members of the Company’s Board of Directors. On March 28, 2006, upon recommendation of the Nominating and Governance Committee, the Company’s Board nominated Messrs. A. Marvin Strait and James W. Power to stand for election to the Company’s Board at the 2006 annual stockholder meeting as a Class I directors for a term to expire at the 2009 annual stockholders meeting. At that time, and upon the recommendation of the Nominating and Governance Committee, the Board determined that each current director and director nominee qualified as independent under both the American Stock Exchange (the “AMEX”) listing standards and the applicable U.S. federal securities laws, except for the two executive officers serving on the Company’s Board, Mr. Robert I. Chen and Dr. Peter C. Hsi.

On May 17, 2006, in addition to reelecting Dr. Peter C. Hsi, the Company’s stockholders elected Messrs. A. Marvin Strait and James W. Power to the Company’s Board. At a Board immediately meeting following the election of Messrs. Hsi, Strait and Power, the composition of the standing Board committees were revised as follows:

Audit Committee

Effective as of the first committee meeting following the 2006 annual meeting of stockholders, the members of the Audit Committee will be Messrs. A. Marvin Strait (Chairman), Lyle Feisel, Neil W. Flanzraich and James W. Power. The Board of Directors determined Mr. Strait qualifies as an “financial expert” as such term is defined by the applicable U.S. federal securities laws, and qualifies as “financially sophisticated” as such term is defined by the applicable AMEX listing standards.

Compensation Committee

Effective as of the first committee meeting following the 2006 annual meeting of stockholders, the members of the Compensation Committee will be Mr. James W. Power (Chairman), Mr. Neil W. Flanzraich, Ms. Sigrun Hjelmquist and Mr. A. Marvin Strait.

Nominating and Governance Committee

Effective as of the first committee meeting following the 2006 annual meeting of stockholders, the members of the Nominating and Governance Committee are Mr. Neil W. Flanzraich (Chairman), Mr. Lyle Feisel, Ms. Sigrun Hjelmquist and Mr. James W. Power.

At its May 17, 2006 meeting, and upon the recommendation of the Nominating and Governance Committee, the Board also determined that it was in the best interests of the Company and its stockholders to appoint Mr. Neil W. Flanzraich as lead director to facilitate the role of the Company’s independent directors. The lead director was elected from among the independent directors of the Board with such duties and responsibilities as determined by the independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006

RAE SYSTEMS INC.

By:	/s/ Donald W. Morgan
Name:	Donald W. Morgan
Title:	Vice President and
Chief Financial Officer